                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 26, 2000


                             Western Sierra Bancorp
             (Exact Name of Registrant as Specified in Its Charter)

                                    000-25979
                             Commission File Number



          California                                           68-0390121
(State or Other Jurisdiction                             (I.R.S. Employer
 of Incorporation)                                        Identification No.)

3350 Country Club Drive, Suite 202 , Cameron Park, California              95682

    (Address of Principal Executive Offices)                    (Zip Code)

                 (530) 677-5600
(Registrant's Telephone Number, Including Area Code)


                                    This Report includes a total of 37 pages.

Item 7.       Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

                                                                            Page
                                                                            ----
SENTINEL COMMUNITY BANK AND SUBSIDIARY                                       3

Financial Statements as of December 31, 1999 and 1998 and for each of the Three Years in the Period Ended December 31, 1999 and Report of Independent
Certified Public Accountants.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
SENTINEL COMMUNITY BANK
AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of SENTINEL COMMUNITY BANK AND SUBSIDIARY (the Bank) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sentinel Community Bank and Subsidiary at December 31, 1999, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/  Moss Adams LLP

Stockton, California
January 28, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
SENTINEL COMMUNITY BANK
AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of SENTINEL COMMUNITY BANK AND SUBSIDIARY (the Bank) as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sentinel Community Bank and Subsidiary at December 31, 1998, and the consolidated results of their operations and their consolidated cash flows for the two years then ended in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP

Stockton, California
February 26, 1999

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,

                                     ASSETS

                                                                               1999           1998
                                                                          ------------    -----------
Cash and cash equivalents                                                 $  5,262,076    $ 8,144,215
Certificates of deposit                                                        693,000      2,079,000
Securities available-for-sale                                               11,417,640     16,730,367
Securities held-to-maturity                                                 11,937,135      9,576,986
Federal Home Loan Bank stock                                                   455,500        557,900
Loans, net                                                                  60,035,335     51,079,784
Premises and equipment, net                                                  1,099,775      1,217,141
Foreclosed real estate, net                                                         --        693,981
Accrued interest receivable                                                    730,419        810,489
Other assets                                                                   991,707        985,804
                                                                          ------------    -----------

                                                                          $ 92,622,587    $91,875,667
                                                                          ============    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

    Customer deposits                                                     $ 77,766,750    $79,721,653
    Borrowings                                                               9,000,000      6,000,000
    Accrued expenses and other liabilities                                     445,831        776,444
                                                                          ------------    -----------

           Total liabilities                                                87,212,581     86,498,097
                                                                          ------------    -----------

COMMITMENTS AND CONTINGENCIES                                                       --             --

STOCKHOLDERS' EQUITY
    Common stock, par value $5 per share (authorized
       1,000,000 shares; issued and outstanding,
       483,529 and 482,474 shares as of December 31,
       1999 and 1998, respectively)                                          2,417,645      1,608,245
    Additional paid-in capital                                                 483,778        483,134
    Retained earnings - substantially restricted                             2,807,029      3,257,744
    Accumulated other comprehensive (loss) income, net of tax                 (298,446)        28,447
                                                                          ------------    -----------

           Total stockholders' equity                                        5,410,006      5,377,570
                                                                          ------------    -----------

                                                                          $ 92,622,587    $91,875,667
                                                                          ============    ===========

          The accompanying notes are an integral part of these statements.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                             Year ended December 31,

                                                           1999            1998            1997
                                                       -----------      ----------     -----------
Interest income
    Interest and fees on loans                         $ 5,295,488      $4,563,211     $ 3,973,081
    Interest on securities                               1,455,365       1,799,452         872,807
    Interest on certificates of deposit                     98,446         311,780         517,589
    Interest on overnight funds                            117,314         137,523         229,287
    Interest on other investments                           27,439          32,352          39,608
                                                       -----------      ----------     -----------
          Total interest income                          6,994,052       6,844,318       5,632,372
                                                       -----------      ----------     -----------

Interest expense
    Interest expense on customer deposits                2,801,306       2,812,800       2,579,554
    Interest expense on FHLB advances                      329,415         310,205              --
                                                       -----------      ----------     -----------
          Total interest expense                         3,130,721       3,123,005       2,579,554
                                                       -----------      ----------     -----------
          Net interest income                            3,863,331       3,721,313       3,052,818
Provision for loan losses                                  379,769         235,000         173,000
                                                       -----------      ----------     -----------
           Net interest income after provision
              for loan losses                            3,483,562       3,486,313       2,879,818
                                                       -----------      ----------     -----------

Other income
    Service charges                                        351,672         297,877         212,477
    Loan servicing fees                                     85,681          73,116          39,343
    (Loss) gain on sale of assets                          (66,592)         35,732              --
    (Loss) gain on sale of foreclosed real estate          (70,295)         10,626         108,122
    Other                                                  176,642         106,511         117,119
                                                       -----------      ----------     -----------
                                                           477,108         523,862         477,061
                                                       -----------      ----------     -----------

Other expenses
    Salaries and fringe benefits                         1,527,188       1,452,448       1,274,554
    Office occupancy and operations                        656,958         594,917         539,956
    Data processing                                        388,654         331,752         325,772
    Payroll taxes and insurance                            173,981         160,479         141,825
    Professional services                                  166,413         116,261          87,624
    Provision for losses on foreclosed real estate          23,638          76,365         140,000
    Settlement and related legal expenses                       --              --       1,098,573
    Other                                                  334,539         321,343         293,572
                                                       -----------      ----------     -----------
                                                         3,271,371       3,053,565       3,901,876
                                                       -----------      ----------     -----------
Income (loss) before income taxes                          689,299         956,610        (544,997)
Income tax expense (benefit)                           $   186,000         356,000        (225,000)
                                                       -----------      ----------     -----------
          NET EARNINGS (LOSS)                          $   503,299      $  600,610     $  (319,997)
                                                       ===========      ==========     ===========
Net earnings (loss) per share, basic                   $      1.04      $     1.27     $      (.68)
                                                       ===========      ==========     ===========
Net earnings (loss) per share, assuming dilution       $      1.00      $     1.26     $      (.68)
                                                       ===========      ==========     ===========

         The accompanying notes are an integral part of these statements.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  Years ended December 31, 1999, 1998 and 1997


                                                                                          Retained      Accumulated
                                          Common Stock        Additional                  Earnings -       Other
                                    -----------------------    Paid in    Comprehensive Substantially  Comprehensive
                                      Shares       Amount      Capital        Income     Restricted        Income         Total
                                   -----------  -----------  ------------  -----------   -----------    -----------    -----------
Balances at
    January 31, 1997                  313,461    $1,567,305   $  405,736                $ 3,109,882    $         --   $ 5,082,923

Comprehensive loss

    Net loss                               --            --           --   $  (319,997)    (319,997)             --      (319,997)
                                   -----------  -----------  ------------  -----------   -----------    -----------    -----------
Comprehensive income                                                       $  (319,997)
                                                                           ===========
Balances at
    December 31, 1997                 313,461     1,567,305      405,736                  2,789,885              --     4,762,926

Stock options exercised                 8,188        40,940       77,398                         --              --       118,338

Cash dividends paid
    ($.42 per share)                       --            --           --                   (132,751)             --      (132,751)

Comprehensive income

    Net income                             --            --           --   $   600,610      600,610              --       600,610
    Other comprehensive
       income, net of tax
          of $20,014
          Cumulative effect
              of reclassification
                 of securities             --            --           --        13,512           --              --            --
          Unrealized gain
              on securities                --            --           --        14,935           --          28,447        28,447
                                   -----------  -----------  ------------  -----------   -----------    -----------    -----------
Comprehensive income                                                       $   629,057
                                                                           ===========
Balances at
    December 31, 1998                 321,649     1,608,245     483,134                   3,257,744          28,447     5,377,570

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - Continued

                  Years ended December 31, 1999, 1998 and 1997

                                                                                          Retained     Accumulated
                                                             Additional                  Earnings -       Other
                                         Common Stock         Paid in    Comprehensive  Substantially  Comprehensive
                                      Shares      Amount      Capital        Income      Restricted       Income         Total
                                  -----------  -----------  ------------  -----------   -----------    -----------    -----------
Stock options exercised                 1,073       5,365            644                          -              -          6,009
Cash dividends paid
    ($.465 per share)                       -           -          -                       (149,567)             -       (149,567)
Stock split                           160,807     804,035          -                       (804,035)             -              -
Cash dividend paid for
    fractional shares
    associated with stock split             -           -          -                           (412)             -           (412)
Comprehensive income
    Net income                                                               $503,299       503,299              -        503,299
    Other comprehensive
       income, net of tax
          of $229,994
          Unrealized loss
              on securities                 -           -          -         (326,893)            -       (326,893)      (326,893)
                                  -----------  ----------   ------------  -----------   -----------    -----------    -----------
Comprehensive income                                                      $   176,406
                                                                          ===========
Balances at
    December 31, 1999                 483,529  $2,417,645   $    483,778                $ 2,807,029    $  (298,446)   $ 5,410,006
                                  ===========  ==========   ============                ===========    ===========    ===========



       The accompanying notes are an integral part of this statement.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                               1999             1998             1997
                                                           ------------     ------------    ------------
Cash flows from operating activities:
    Net earnings (loss)                                     $   503,299      $   600,610     $  (319,997)
    Adjustments to reconcile net earnings to
       net cash provided by (used in)
          operating activities:
       Depreciation and amortization of premises
          and equipment                                         194,094          155,341         130,269
       Net amortization (accretion) of securities               118,156          (57,567)        (59,235)
       Provision for loan losses                                379,769          235,000         173,000
       Provision for losses on foreclosed real estate            23,638           76,365         140,000
       Loss (gain) on sale of securities
          available-for-sale                                     66,348          (33,996)              -
       Loss on sale of equipment                                    244            1,125               -
       Net loss (gain) on sale of foreclosed
          real estate                                            70,295          (19,533)       (108,122)
       Decrease (increase) in accrued
          interest receivable                                    80,070         (321,717)       (135,347)
       Decrease (increase) in other assets                      326,492         (345,512)       (514,219)
       (Decrease) increase in other liabilities                (330,613)         125,194         206,158
                                                           ------------     ------------    ------------
              Net cash provided by (used in)
                 operating activities                         1,431,792          415,310        (487,493)
                                                           ------------     ------------    ------------
Cash flows from investing activities:
    Increase in loans                                        (9,163,592)     (12,824,761)     (2,947,265)
    Proceeds from sale of foreclosed real estate                428,321          284,908         548,711
    Decrease (increase) in certificates of deposit            1,386,000        4,338,000        (893,000)
    Proceeds from sales of securities
       available-for-sale                                     6,191,250        6,996,785               -
    Proceeds from maturities and calls of
       securities available-for-sale                          2,988,973        8,821,290               -
    Proceeds from maturities of securities
       held-to-maturity                                       7,119,963       10,552,463       5,395,396
    Purchases of available-for-sale securities               (4,549,577)     (28,356,038)              -
    Purchases of held-to-maturity securities                 (9,539,423)      (6,914,174)    (10,829,368)
    Purchase of premises and equipment                          (76,972)        (502,086)       (308,883)
    Capital expenditures on foreclosed real estate                    -          (80,816)        (40,350)
                                                           ------------     ------------    ------------
              Net cash used in investing activities          (5,215,057)     (17,684,429)     (9,074,759)
                                                           ------------     ------------    ------------

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                             Year ended December 31,

                                                                1999             1998            1997
                                                            ------------     ------------    ------------
Cash flows from financing activities:
    (Decrease) increase in customer deposits                $ (1,954,904)    $  8,364,883    $ 14,050,350
    Increase in other borrowings                               3,000,000        6,000,000               -
    Proceeds from exercised stock options                          6,009          118,338               -
    Payment of cash dividend                                    (149,979)        (132,751)              -
                                                            ------------     ------------    ------------
              Net cash provided by
                 financing activities                            901,126       14,350,470      14,050,350
                                                            ------------     ------------    ------------

Net decrease in cash and cash equivalents                     (2,882,139)      (2,918,649)      4,488,098

Cash and cash equivalents, beginning of year                   8,144,215       11,062,864       6,574,766
                                                            ------------     ------------    ------------

Cash and cash equivalents, end of year                      $  5,262,076     $  8,144,215    $ 11,062,864
                                                            ============     ============    ============

Supplemental disclosures of cash flow information:
    Cash paid for interest                                  $  3,136,080     $  3,118,630    $  2,578,347
    Cash paid for income taxes                              $    297,871     $    522,000    $    109,000

Noncash investing and financing activities:

         During 1999 a 3 for 2 stock split occurred, resulting in a reclassification of $804,035 from retained earnings to common stock.

         The Bank foreclosed on loans with balances of $73,367, $583,162 and $261,060 in 1999, 1998 and 1997, respectively. The Bank made loans amounting to $290,094, $303,000 and $306,550 in conjunction with the sale of foreclosed real estate in 1999, 1998 and 1997, respectively.

         During 1999, the Bank recognized an unrealized loss on available-for-sale securities of $556,887. As a result, a deferred tax asset of $229,994 was recorded and equity was decreased by $326,893.

         During 1998, the Bank recognized an unrealized gain on available-for-sale securities of $48,461. As a result, a deferred tax liability of $20,014 was recorded and equity was increased by $28,447.

         During 1998, the Bank recognized securities with an amortized cost of $7,134,009 from held-to-maturity to the available-for-sale portfolio.

        The accompanying notes are an integral part of these statements.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1999, 1998 and 1997

NOTE A - SUMMARY OF ACCOUNTING POLICIES

    Sentinel Community Bank (the Bank) is a federally chartered stock savings and loan association with three branch offices. The Bank operated as Sentinel Savings and Loan Association, a Federal Association until October 1, 1996, when it changed its name to Sentinel Community Bank. Deposits up to $100,000 are insured by the Savings Association Insurance Fund (SAIF). Sentinel Community Bank must comply with the rules and regulations of the Federal Deposit Insurance Corporation (FDIC) and the Office of Thrift Supervision (OTS). In 1990, Sentinel Associates, a wholly-owned subsidiary of the Bank, was formed to develop single family residences for sale by independent builders under the Bank's direction.

    The Bank offers mortgage and commercial banking services to individuals and businesses through three branches located in Sonora and Twain Harte, California. In addition, the Bank has a loan production office in Arnold, California.

    In preparing financial statements in conformity with generally accepted accounting principles applicable to savings institutions, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

    1. PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include Sentinel Community Bank and its wholly owned subsidiary, Sentinel Associates, Inc. (Associates). There was no activity in Associates during 1999 or 1998. All intercompany amounts have been eliminated.

    2. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The financial statements include various estimated fair value information as of December 31, 1999 and 1998. Such information, which pertains to the Bank's financial instruments, does not purport to represent the aggregate net fair value of the Bank. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and which are subject to change. The following methods and assumptions are used by the Bank.

    Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997

NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Certificates of deposit: The fair values of certificates of deposit are estimated using discounted cash flow analyses, based on the current interest rates being offered for certificates of deposit with similar maturities. The carrying amount of accrued interest receivable approximates its fair value.

    Federal Home Loan Bank stock: No secondary market exists for Federal Home Loan Bank (FHLB) stock. The stock is bought and sold at par by the FHLB, therefore, the stock's recorded value is its fair value. The amount of stock required to be purchased by the Bank is based on the Bank's total assets and is determined annually.

    Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

    Deposit liabilities: The fair values estimated for demand deposits (NOW accounts, passbook accounts, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of the aggregate expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates its fair value.

    Borrowings: The line of credit with FHLB of San Francisco represents variable rate funding; therefore, carrying value approximates fair value.

    Off-balance-sheet instruments: Fair values for the Bank's off-balance-sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the credit standing of the counterparties.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    3.     CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid investments purchased with an original maturity of three months or less. There was $699,000 and $5,230,000 in interest bearing accounts included in cash and cash equivalents at December 31, 1999 and 1998, respectively.

    4.     CERTIFICATES OF DEPOSIT

    Certificates of deposit have maturities greater than three months at the date purchased and are carried at cost.

    5.     SECURITIES HELD-TO-MATURITY

    Bonds, notes and debentures for which the Bank has a positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income over the period to maturity.

    6.     SECURITIES AVAILABLE-FOR-SALE

    Available-for-sale securities consist of bonds, notes and debentures not classified as trading securities or held-to-maturity securities. Unrealized holding gains and losses, net of tax, are reported as a net amount in a separate component of shareholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific identification method. The amortization of premiums and accretion of discounts are recognized as adjustments to interest income over the period to maturity.

    7.     LOANS AND ALLOWANCE FOR LOAN LOSSES

    Loans are stated at face value, net of the allowance for loan losses and deferred loan fees. Interest on loans is credited to operations based on the principal amount outstanding. Accrual of interest is discontinued (loan is placed in nonaccrual status) either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal, unless the loan is well secured and in the process of collection. At that time, any accrued but uncollected interest is reversed, and additional income is recorded only to the extent that payments are received and the collection of principal is reasonably assured.

                           SENTINEL COMMUNITY BANK
                                AND SUBSIDIARY

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    All loan origination fees and certain loan origination costs are deferred and amortized over the contractual lives of the related loans using the interest method. In 1999, 1998 and 1997, loan origination fees collected and deferred were $233,078, $272,874 and $289,690, and amortization of the net deferred fees to interest income amounted to $216,348, $289,459 and $309,210, respectively.

    The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb losses on existing loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans.

    In addition to originating variable-rate loans which are held for investment, the Bank originates fixed-rate loans for portfolio which are held for investment and for sale to government agencies and others. Loans held for sale are valued at the lower of cost or market. Loan fees and certain loan origination costs are deferred until the loans are sold. Transfers of loans held for sale to the investment portfolio are recorded at the lower of cost or market on the transfer date. Monthly servicing fees, which approximate a normal servicing fee, are recognized as income as payments become due. Loans with principal balances totaling $20,776,968 and $17,272,383 were serviced for other investors at December 31, 1999 and 1998, respectively.

    Impaired loans, as defined, are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. The interest recognition policy for impaired loans is similar to that of nonaccrual loans.

    8.     PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization of equipment and leasehold improvements are computed using the straight-line method over the estimated useful lives of the related assets or over the terms of the applicable leases, whichever is shorter. Equipment is depreciated over three to ten years and leasehold improvements are amortized over five to thirty years. The Bank-owned buildings are depreciated over their estimated useful life of thirty years.

    9.     INCOME TAXES

    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                          December 31, 1999, 1998 and 1997

NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    10.    FORECLOSED REAL ESTATE

    Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of carrying amount or fair value at the date of foreclosure. After foreclosure, valuations are periodically performed by management. Any subsequent revisions in estimates of fair value less cost to sell are reported as adjustments to the carrying amount of the real estate provided that the adjusted carrying amount does not exceed the original carrying amount at the date of foreclosure. Valuation allowances relating to foreclosed real estate amounted to $15,400 and $389,600 as of December 31, 1999 and 1998, respectively. Revenue and expenses from operations and changes in the valuation allowance are included in other operating expenses.

    11.    MORTGAGE SERVICING RIGHTS

    Rights to service mortgage loans for others are recognized as separate assets. Fair values are estimated based on the estimated market price for such rights. Mortgage servicing rights are then amortized in proportion to, and over the period of, estimated net servicing revenues. The Bank's servicing assets are approximately $186,000 and $142,000 as of December 31, 1999 and 1998.

    12.    STOCK BASED COMPENSATION

    Statement of Financial Accounting Standards (SFAS) No. 123, "ACCOUNTING FOR STOCK BASED COMPENSATION," requires entities to disclose the fair value of their employee stock options, but permits entities to continue to account for employee stock options under Accounting Principles Board ("APB") Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." The Bank has determined that it will continue to use the method prescribed by APB Opinion No. 25, which recognizes compensation cost to the extent of the difference between the quoted market price of the stock at the date of grant and the amount an employee must pay to acquire the stock. The Bank grants stock options to employees with an exercise price equal to the quoted market price of the stock at the date of grant. Accordingly, no compensation cost is recognized for stock option grants. Disclosure requirements in accordance with SFAS No. 123 are included at Note I.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    13.    STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." This Statement standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. The Bank adopted this statement on July 30, 1998. On this date, the Bank transferred nine securities with a carrying value of $7,134,009 and estimated fair value of $7,156,529 to the available-for-sale portfolio from the held-to-maturity portfolio. SFAS No. 133 allows a reclassification of held-to-maturity securities to trading or available-for-sale on date of adoption.

    14.    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1998 and 1997 financial information to conform to the 1999 presentation.

NOTE B - SECURITIES

    Amortized cost and estimated fair values of securities as of December 31, 1999 are as follows:


                                                            Gross         Gross        Estimated
                                          Amortized      Unrealized     Unrealized        Fair
                                             Cost           Gains        Losses          Value
                                       ------------    ------------   ------------    ------------
     Available-for-sale securities:

       U.S. government agency           $ 3,500,000     $         -    $ (214,126)     $ 3,285,874
       State and political
         subdivisions                       533,963               -       (58,684)         475,279
       Mutual funds                       2,131,208               -       (54,603)       2,076,605
       Corporate debt securities          2,879,557               -       (78,225)       2,801,332
       Mortgage-backed securities         2,881,337               -      (102,787)       2,778,550
                                        -----------     -----------    -----------     -----------
       Total                            $11,926,065     $              $ (508,425)     $11,417,640
                                        ===========     ===========    ===========     ===========
    Held-to-maturity securities:
       State and political
         subdivisions                   $ 2,457,210     $     6,790    $ (111,268)     $ 2,352,732
       Mortgage-backed securities         9,479,925          92,419      (106,505)       9,465,839
                                        -----------     -----------    -----------     -----------

     Total                              $11,937,135     $    99,209    $ (217,773)     $11,818,571
                                        ===========     ===========    ===========     ===========


                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997



NOTE B - SECURITIES - CONTINUED

    Proceeds from the sale of available-for-sale securities were $6,191,250 for 1999. Gross gains of $625 and gross losses of $66,973 were realized on sales of securities during 1999.

    The scheduled maturities of securities available-for-sale and held-to-maturity as of December 31, 1999 are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                       Available-for-sale                  Held-to-maturity
                                                   ---------------------------      ----------------------------
                                                                    Estimated                          Estimated
                                                    Amortized          Fair          Amortized           Fair
                                                      Cost            Value             Cost             Value
                                                   -----------     -----------      -----------      -----------
    Due from one year to five years                $ 3,879,557     $ 3,792,152      $         -      $         -
    Due from five years to ten years                   500,000         469,978                -                -
    Due after ten years                              2,533,963       2,300,355        2,457,210        2,352,732
    Not due at a single date                         5,012,545       4,855,155        9,479,925        9,465,839
                                                   -----------     -----------      -----------      -----------

                                                   $11,926,065     $11,417,640      $11,937,135      $11,818,571
                                                   ===========     ===========      ===========      ===========


    Amortized cost and estimated fair values of securities as of December 31, 1998 are as follows:


                                                                    Gross              Gross              Estimated
                                                 Amortized       Unrealized          Unrealized              Fair
                                                   Cost             Gains              Losses                Value
                                                ------------     ----------          ----------          ------------
    Available-for-sale securities:
      U.S. government agency                     $ 9,984,198     $    44,291          $   (1,874)           $10,026,615
      State and political
        subdivisions                                 535,005              --                (770)               534,235
      Mutual funds                                 2,017,120              --              (2,572)             2,014,548
      Corporate debt securities                      512,214          10,586                  --                522,800
      Mortgage-backed securities                   3,633,368           7,677              (8,876)             3,632,169
                                                 -----------     -----------          ----------            ----------

        Total                                    $16,681,905     $    62,554          $  (14,092)           $16,730,367
                                                 ===========     ===========          ==========            ===========

    Held-to-maturity securities:
      State and political
        subdivisions                             $ 1,434,809     $     2,200          $        -            $ 1,437,009
      Mortgage-backed securities                   8,142,177          20,072             (20,658)             8,141,591
                                                 -----------     -----------          ----------            -----------

        Total                                    $ 9,576,986     $    22,272          $  (20,658)           $ 9,578,600
                                                 ===========     ===========          ==========            ===========


                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997

NOTE B - SECURITIES - CONTINUED

    On July 30, 1998, the Bank transferred nine securities with a carrying value of $7,134,009 and estimated fair value of $7,156,529 to the available-for-sale portfolio from the held-to-maturity portfolio. SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," allows a one-time reclassification of held-to-maturity securities to trading or available-for-sale on the date the statement is adopted. There were no sales of these securities during the quarter ended September 30, 1998.

    Proceeds from the sale of available-for-sale securities were $6,996,785 for 1998. Gross gains of $36,857 and gross losses of $2,861 were realized on sales of securities during 1998.

NOTE C - LOANS

    Loans as of December 31, consist of the following:

                                                                                  1999                1998
                                                                            -----------------   ----------------
       Loans secured by one-to-four family dwellings                              $29,896,104        $25,871,164
       Loans secured by multi-family dwellings                                              -            287,956
       Loans secured by residential lots                                            1,177,554          2,935,864
       Loans secured by commercial real estate and other                           22,031,469         17,225,522
       Construction loans                                                          10,506,712          7,495,102
       Undisbursed loan funds                                                      (4,760,836)        (3,316,905)
       Line of credit loans                                                         2,096,661          1,179,055
       Loans on customer deposits                                                     268,178            213,993
                                                                                  -----------        -----------
           Total loans                                                             61,215,842         51,891,751
       Allowance for loan losses                                                     (907,717)          (555,907)
       Deferred loan fees                                                            (272,790)          (256,060)
                                                                                  -----------        -----------
       Loans, net                                                                 $60,035,335        $51,079,784
                                                                                  ===========        ===========

    The majority of the loans in the Bank's portfolio have variable interest rates which adjust annually on their respective anniversary dates, subject to certain limits on annual and lifetime adjustments and based upon changes in the index of Average Contract Interest Rate for Previously Occupied Homes or the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco. Loans originated with maturities greater than 15 years are originated for possible sale in the secondary market. Management believes that this policy of investing in shorter term fixed rate and variable-rate loans substantially reduces the Bank's exposure to interest rate fluctuations that would otherwise exist because the duration of its loan portfolio would be longer than the duration of its deposit portfolio.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                            December 31, 1999, 1998 and 1997

NOTE C - LOANS - CONTINUED

    The Bank's customers are primarily located in Tuolumne and Calavaras Counties. Approximately 87% of the Bank's loans are related to real estate, of which 36% is for commercial real estate and 51% is for residential real estate. The Bank's service area has a significant number of retirees, many of whom are loan customers of the Bank. Generally, real estate loans are secured by real property and other loans are secured by funds on deposit, or business or personal assets. The Bank has a first or second deed of trust on substantially all collateral. Repayment is generally expected from refinancing or sale of the related property for real estate and construction loans, and from cash flows of the borrower for all other loans.

    The activity in the allowance for loan losses for the years ended December 31, is summarized as follows:

                                                                   1999           1998            1997
                                                               ------------    -----------   ------------
       Balance, beginning of period                             $555,907         $389,742      $300,593
       Provision charged to expense                              379,769          235,000       173,000
       Loans charged off                                         (64,197)         (68,835)      (88,283)
       Recoveries                                                 36,238                -         4,432
                                                                --------         --------      --------

       Balance, end of period                                   $907,717         $555,907      $389,742
                                                                ========         ========      ========

    The balance of the impaired loans of December 31, 1999 and 1998, was immaterial.

    Impaired loans amounted to approximately $522,000 as of December 31, 1997, for which no impairment reserve was recorded. The average recorded investment in impaired loans during 1997 was approximately $195,000. Impaired loans amounting to $50,000 were charged off in 1997, and a $50,000 provision for impaired loans was recorded. No cash was collected on impaired loans during 1997. Interest income that would have been accrued on impaired loans during 1997 was approximately $20,500.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                            December 31, 1999, 1998 and 1997

NOTE D - PREMISES AND EQUIPMENT

    Premises and equipment consist of the following at December 31:

                                                                         1999             1998
                                                                   --------------   ---------------
       Buildings                                                   $   862,990         $   851,915
       Land                                                            207,521             207,521
       Furniture and equipment                                       1,014,569             971,070
       Leasehold improvements                                          139,801             139,801
                                                                   -----------         -----------
           Total                                                     2,224,881           2,170,307
       Less accumulated depreciation and amortization               (1,125,106)           (953,166)
                                                                   -----------         -----------
                                                                   $ 1,099,775         $ 1,217,141
                                                                   ===========         ===========

NOTE E - CUSTOMER DEPOSITS

    Customer deposits consist of the following at December 31:


                                                   1999                                     1998
                               --------------------------------------    -------------------------------------
                                  INTEREST RATE            AMOUNT           Interest Rate           Amount
                               -----------------          -----------    --------------------      -----------
    Non-interest bearing
       demand                               -             $ 7,729,236                  -           $ 6,620,095
    NOW accounts                    1.01-2.25%             17,772,842          1.01-2.25%           15,713,015
    Money market funds              2.25-3.75%              5,677,150          2.25-3.75%            6,279,632
    Passbook accounts               2.00-4.50%              7,884,331          2.00-4.50%            6,575,102
    Certificate accounts            3.75-5.50%             38,196,236          3.75-5.50%           39,070,265
                                    5.51-7.01%                506,955          5.51-7.01%            5,463,544
                                                          -----------                              -----------
                                                          $77,766,750                              $79,721,653
                                                          ===========                              ===========
    Weighted average
       interest rate                                             3.38%                                    3.74%
                                                          ===========                              ===========

    The scheduled maturities of certificate accounts are as follows at December 31, 1999:

                    2000                                                         $36,594,740
                    2001                                                           1,990,866
                    2002                                                              35,705
                    2003                                                              29,734
                    2004   and thereafter                                             52,146
                                                                                 -----------
                                                                                 $38,703,191
                                                                                 ===========

    Certificates of deposit exceeding $100,000 amount to $8,303,317 and $8,469,171 as of December 31, 1999 and 1998, respectively.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1999, 1998 and 1997

NOTE F- OTHER BORROWING ARRANGEMENTS

    At December 31, 1999, the Bank had a line of credit with the Federal Home Loan Bank of San Francisco with a borrowing capacity of $18,000,735 collateralized by pledged loans of $26,175,696. The Bank has another line of credit with the Federal Home Loan Bank of San Francisco with a borrowing capacity of $14,162,751 collateralized by pledged securities with a book value of $15,116,996 and an estimated fair value of $14,978,618. The Bank is able to borrow 95% of the pledged securities' estimated fair value. At December 31, 1999, the line of credit had a balance of $9,000,000, and a weighted-average interest rate of 5.74%.

    At December 31, 1998, the Bank had a line of credit with the Federal Home Loan Bank of San Francisco with a borrowing capacity of $14,889,372 collateralized by pledged loans of $21,877,337. The Bank has another line of credit with the Federal Home Loan Bank of San Francisco with a borrowing capacity of $9,723,970 collateralized by pledged securities with a book value of $10,233,661 and an estimated fair value of $10,235,758. The Bank is able to borrow 95% of the pledged securities' estimated fair value.

NOTE G - LEASES

    The Bank leases its two branches and a loan agency office under operating leases. Rent expense amounted to $87,919, $84,386 and $71,936 in 1999, 1998 and 1997, respectively. Approximate future minimum rental payments due under the terms of the leases are as follows:

       Year Ending December 31,
       ------------------------
                 2000                                   $84,772
                 2001                                    83,842
                 2002                                    82,912
                 2003                                    84,112
                 2004                                    85,312
                 Thereafter                              45,952
                                                       --------
                                                       $466,902
                                                       ========

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1999, 1998 and 1997


NOTE H - INCOME TAXES

    The provision for income taxes for the years ended December 31, is as follows:

                                        1999             1998              1997
                                   --------------    --------------   --------------
       Current:
          Federal                  $      185,000    $      131,200   $            -
          State                            79,000            70,000              800
                                   --------------    --------------   --------------
                                          264,000           201,200              800
                                   --------------    --------------   --------------
       Deferred:
          Federal                         (49,000)          134,800         (193,800)
          State                           (29,000)           20,000          (32,000)
                                   --------------    --------------   --------------
                                          (78,000)          154,800         (225,800)
                                   --------------    --------------   --------------
                                   $      186,000    $      356,000   $     (225,000)
                                   ==============    ==============   ==============

    The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

                                                                    1999             1998              1997
                                                              ---------------   ---------------  ---------------
       Statutory federal tax rate                                     34.0%            34.0%            (34.0)%
       Increase (decrease) resulting from:
           State taxes, net of federal tax benefit                     7.2              7.2              (7.2)
           Tax exempt interest                                        (9.4)            (2.2)              -
           Other, net                                                 (4.9)            (1.8)             (0.1)
                                                                    ------           ------            ------
                                                                      26.9%            37.2%            (41.3)%
                                                                    ======           ======            ======

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1999, 1998 and 1997

NOTE H - INCOME TAXES - CONTINUED

    The tax effect of temporary differences giving rise to the Bank's deferred income tax asset, included in other assets, at December 31, is as follows:

                                                                    1999        1998
                                                                 ---------   ----------
       Deferred tax assets:
           Deferred loan fees                                    $   8,000   $  18,000
           Depreciation on premises and equipment                   97,000      77,000
           State income taxes                                       27,000      24,000
           Foreclosed real estate                                    4,000      91,000
           Allowance for loan losses                               352,000     192,000
           Core deposit premium                                      6,000       4,000
           Unrealized loss on securities
              available-for-sale                                   210,000           -
                                                                 ---------   ---------
                                                                   704,000     406,000
                                                                 ---------   ---------
       Deferred tax liabilities:
           FHLB dividends                                          (75,000)    (64,000)
           Reserve method conversion                               (23,000)    (35,000)
           Accumulated accretion                                   (37,000)    (26,000)
           Unrealized gain on securities
              available-for-sale                                         -     (20,000)
                                                                 ---------   ---------
                                                                  (135,000)   (145,000)
                                                                 ---------   ---------
       Net deferred income tax asset                             $ 569,000   $ 261,000
                                                                 =========   =========

    Under the Internal Revenue Code, the Bank is allowed a statutory actual or anticipated addition to bad debt reserves for income tax purposes for which no provision for income taxes must be made. No provision has been made for possible federal income tax on such retained earnings, which totaled approximately $300,000 at December 31, 1999 and 1998.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE I - STOCK OPTION PLANS

    Under the terms of the Bank's 1993 stock option plan, up to 67,500 shares of common stock are reserved for issuance. There are 35,267 incentive stock options granted under the 1993 plan as of December 31, 1999. On May 30, 1996, the Board of Directors adopted the 1996 stock option plan. Under the 1996 plan, up to 62,024 shares of common stock are reserved for issuance. There are 28,152 non-qualified stock options granted under the 1996 plan as of December 31, 1999. On July 29, 1999, the Board of Directors adopted the 1999 stock option plan. Under the 1999 plan, up to 37,286 shares of common stock are reserved for issuance. There are 10,984 non-qualified stock options granted under the 1999 plan as of December 31, 1999.

    The Bank's fixed stock option plans are accounted for under APB Opinion No. 25 and related Interpretations. Options under the 1993 plan have a term of 10 years when issued, are granted on various dates and vest 20% each year beginning at the end of the first year. Options under the 1996 plan have a 10 year term when issued and vest immediately for grants of options to directors. All other options vest 20% each year beginning at the end of the first year after grant. The exercise price of each option is greater than or equal to market price of the Bank's stock on the date of grant. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", the Bank's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below. For those options that are non-qualified stock options for income tax purposes, the pro forma net earnings reflects the Bank's estimated future tax deduction upon exercise of the options.

                                                                    1999             1998              1997
                                                              ---------------   ---------------  ---------------
       Net earnings (loss)                  As reported          $503,299          $600,610         $(319,997)
                                            Pro forma            $475,885          $588,950         $(333,152)

       Earnings (loss) per share            Basic:
                                            As reported          $   1.04          $   1.27         $    (.68)
                                            Pro forma            $    .99          $   1.24         $    (.71)

                                            Diluted:
                                            As reported          $   1.00          $   1.26         $    (.68)
                                            Pro forma            $    .95          $   1.23         $    (.71)

    The fair value of each option grant is estimated on the date of grant using the Black Scholes options-pricing model with the following weighted-average assumptions used for grants awarded in 1999: dividend yield of 3.0 percent; expected volatility of 26.4 percent; risk-free interest rate of 5.435 percent; and expected lives of nine years.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE I - STOCK OPTION PLANS - CONTINUED

    A summary of the status of the Bank's fixed stock option plans as of December 31, 1999, and 1998, and changes during the years ending on those dates is presented below.

                                                     1999                     1998                    1997
                                            ----------------------   ---------------------   ----------------------
                                                         WEIGHTED                Weighted                Weighted
                                                          AVERAGE                 Average                 Average
                                                         EXERCISE                Exercise                Exercise
                                              SHARES       PRICE      Shares       Price      Shares       Price
                                             --------    ---------   --------    ---------   -------     ----------
     Outstanding at beginning of year          56,737     $  10.54     75,690     $  10.45     75,690     $  10.45
           Granted                             18,739     $  15.84          -     $     -          -      $      -
           Exercised                           (1,073)    $   5.60    (12,282)    $   9.63         -      $      -
           Forfeited                                -     $            (6,671)    $  11.16         -      $      -
                                              -------                 -------                 -------

           Outstanding at end of year          74,403     $  11.95     56,737     $  10.54     75,690     $  10.45
                                              =======                 =======                 =======

           Options exercisable at year end     55,378     $  10.92     52,079     $  10.53     64,461     $  10.43
           Weighted-average fair value of
              shares granted during the year              $   4.65

    The following information applies to options outstanding at December 31, 1999:

    Number outstanding                                                          74,403
    Range of exercise prices                                                 $6.27 - $17.50
    Weighted-average exercise price                                             $11.95
    Weighted-average remaining contractual life                                6.9 years

NOTE J - EMPLOYEE BENEFIT PLAN

    The Bank maintains a defined contribution 401(k) plan (the Plan) for all employees who have completed at least 1,000 hours of service during a twelve consecutive month period. The Bank may elect to make matching contributions to the Plan. Employer contributions to the Plan amounted to $15,032, $16,916 and $16,288 in 1999, 1998 and 1997, respectively.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE K - FINANCIAL INSTRUMENTS

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit in the form of loans or through standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

       Financial instruments whose contract amounts represent credit risk at December 31, 1999:

              Undisbursed loan commitments                                         $11,393,226
              Undisbursed lines of credit                                            3,324,373
              Standby letters of credit                                                102,215
                                                                                   -----------
                                                                                   $14,819,814
                                                                                   ===========


    Undisbursed variable rate loan commitments with interest rate caps or floors amount to $4,005,448 and undisbursed fixed rate loan commitments amount to $6,125,889 as of December 31, 1999.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. None of the fixed rate loan commitments were designated to be sold in the secondary market. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include real property, customer deposits, debt securities, equity securities or business assets. Virtually all such commitments are collateralized, and their credit risk is essentially the same as that involved in extending loans to customers.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE K - FINANCIAL INSTRUMENTS - CONTINUED

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

    The estimated fair values of the Bank's financial instruments at December 31, 1999 are as follows:

                                                                                                Estimated
                                                                             Carrying              Fair
                                                                             Amount                Value
                                                                          -------------        ------------
    FINANCIAL ASSETS:
       Cash and cash equivalents                                          $   5,262,076        $  5,262,076
       Certificates of deposit                                                  693,000             693,351
       Securities available-for-sale                                         11,417,640          11,417,640
       Securities held-to-maturity                                           11,937,135          11,818,571
       Federal Home Loan Bank stock                                             455,500             455,500
       Loans receivable                                                      61,215,842          59,984,051
       Accrued interest receivable                                              730,419             730,419

    FINANCIAL LIABILITIES:
       Deposits                                                             (77,766,750)        (77,734,596)
       Borrowings                                                            (9,000,000)         (9,000,000)
       Accrued interest payable                                                 (10,402)            (10,402)

    OFF-BALANCE-SHEET LIABILITIES:
       Commitments and letters of credit                                              -            (250,000)

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE K - FINANCIAL INSTRUMENTS - CONTINUED

The estimated fair values of the Bank's financial instruments at December 31, 1998, are as follows:

                                                                                                 Estimated
                                                                              Carrying              Fair
                                                                               Amount               Value
                                                                           ------------       -------------
    FINANCIAL ASSETS:
       Cash and cash equivalents                                           $  8,144,215        $  8,144,215
       Certificates of deposit                                                2,079,000           2,103,886
       Securities available-for-sale                                         16,730,367          16,730,367
       Securities held-to-maturity                                            9,576,986           9,578,600
       Federal Home Loan Bank stock                                             557,900             557,900
       Loans receivable                                                      51,891,751          52,076,482
       Accrued interest receivable                                              810,489             810,489

    FINANCIAL LIABILITIES:
       Deposits                                                             (79,721,653)        (79,773,650)
       Borrowings                                                            (6,000,000)         (6,000,000)
       Accrued interest payable                                                 (15,761)            (15,761)

    OFF-BALANCE-SHEET LIABILITIES:
       Commitments and letters of credit                                              -            (200,000)

NOTE L - RELATED PARTIES

    The Bank has entered into transactions with its directors, significant shareholders, and their affiliates (related parties). The aggregate amount of deposits from such related parties at December 31, 1999 was $636,145. The aggregate amount of loan commitments to related parties at December 31, 1999, was $1,080,757.

NOTE M - REGULATORY MATTERS

    The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE M - REGULATORY MATTERS - CONTINUED

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tangible capital to average assets (as defined in the regulations), total and Tier I capital (as defined) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1999, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.

    The Bank's actual capital amounts and ratios are presented in the table below.

                                                                                                To be well
                                                                                             capitalized under
                                                                      For capital            prompt corrective
                                              Actual               adequacy purposes         action provisions
                                        --------------------     ---------------------      ----------------------
                                        Amount        Ratio        Amount        Ratio          Amount       Ratio
                                      -----------  ---------    -----------   --------     -----------   ---------
    December 31, 1999:

       Tangible Capital
         (to Average Assets)           $5,514,000      5.96%     $1,389,000      >1.5%      $        -           -%

       Total Capital
         (to Risk Weighted Assets)     $6,143,000     10.74%     $4,577,000      >8.0%      $5,721,000      > 10.0%

       Tier I Capital
         (to Risk Weighted Assets)     $5,488,000      9.59%     $2,289,000      >4.0%      $3,433,000        >6.0%

       Tier I Capital
         (to Average Assets)           $5,488,000      5.94%     $3,696,000      >4.0%      $4,620,000        >5.0%

    December 31, 1998:

       Tangible Capital
         (to Average Assets)           $5,208,000      5.70%     $1,376,000      >1.5%      $        -           -%

       Total Capital
         (to Risk Weighted Assets)     $5,738,000     11.01%     $4,171,000      >8.0%      $5,214,000       >10.0%

       Tier I Capital
         (to Risk Weighted Assets)     $5,182,000      9.94%     $2,085,000      >4.0%      $3,128,000        >6.0%

       Tier I Capital
         (to Average Assets)           $5,182,000      5.70%     $3,669,000      >4.0%      $4,587,000        >5.0%

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE N - EARNINGS (LOSS) PER SHARE

     The Bank computes earnings per share (EPS) in accordance with SFAS No. 128, "EARNINGS PER SHARE". SFAS No. 128 requires the presentation of basic EPS, which does not consider the effect of common stock equivalents, and diluted EPS, which considers all dilutive common stock equivalents. In April 1999 the Bank had a 3 for 2 stock split.

                                                                       YEAR ENDED DECEMBER 31, 1999
                                                         ---------------------------------------------------------
                                                           INCOME                 SHARES               PER-SHARE
                                                         (NUMERATOR)           (DENOMINATOR)             AMOUNT
                                                         ------------          -------------         -------------
       BASIC EPS
       Net earnings                                        $503,299               482,545              $  1.04
                                                           --------                                    =======
       EFFECT OF DILUTIVE SECURITIES
       Stock options                                                               19,478

       DILUTED EPS
       Net earnings plus assumed
        conversions                                        $503,299                502,023             $  1.00
                                                           ========               ========             =======

   Stock options totaling 10,984 are not included in the 1999 calculation because their effect is antidilutive.

                                                         Year Ended December 31, 1998 - Restated for Stock Split
                                                        ---------------------------------------------------------
                                                           Income                 Shares               Per-Share
                                                         (Numerator)           (Denominator)            Amount
                                                        -------------          -------------         ------------
       Net earnings                                       $   600,610               473,216           $      1.27
                                                          -----------                                 ===========
       EFFECT OF DILUTIVE SECURITIES
       Stock options                                                                  5,061
                                                                                 ----------
       DILUTED EPS
       Net earnings plus assumed
        conversions                                       $   600,610               478,277           $      1.26
                                                          ===========            ==========           ===========

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997

NOTE N - EARNINGS (LOSS) PER SHARE - CONTINUED

   The 1998 earnings per share have been restated due to the 3 for 2 stock split that occurred in April 1999.

                                                          Year Ended December 31, 1997 - Restated for Stock Split
                                                        ---------------------------------------------------------
                                                           Income                 Shares               Per-Share
                                                         (Numerator)           (Denominator)            Amount
                                                         ------------          -------------         -------------
       Basic and Diluted EPS                               $(319,997)               470,192            $      (.68)
                                                           =========            ===========            ===========

     Employee stock options are not included in the 1997 calculation because their effect is antidilutive. The 1997 earnings per share have been restated due to the 3 for 2 stock split that occurred in April 1999.

NOTE O - CONTINGENCIES

    In 1996, the Bank was named as a defendant in a lawsuit by a former employee. In July, 1997, a settlement was reached, which resulted in $1,098,573 in settlement and accompanying legal expenses. Management is vigorously pursuing its Employment Practices Liability insurance carrier to recoup some of this loss, but the possibility of that being realized is uncertain at this time.

    The Bank is involved in other litigation arising in the normal course of business. It is not possible to estimate the Bank's ultimate liability, if any, in these matters. In the opinion of management, the results of such litigation will not have a material effect on the financial position or results of operations of the Bank.

NOTE P - ACQUISITION/MERGER

    During December of 1999, the Bank entered into an agreement and plan of reorganization and merger with Western Sierra Bancorp and Western Sierra National Bank. The Bank will be acquired by Western Sierra Bancorp and merged into Western Sierra National Bank in a stock transaction. The transaction is subject to shareholder and regulatory approval, and the transaction is expected to close in May 2000.

Item 7.       Financial Statements and Exhibits

(b)           Pro Forma Financial Information.

                                                                            Page
                                                                            ----
              Combined Balance Sheets as of December 31, 1999                33

              Combined Statements of Income for the Years Ended
              December 31, 1999, 1998 and 1997


Selected Historical and Pro Forma Financial Data

The following represents unaudited pro forma combined financial information for Western Sierra Bancorp and subsidiaries and Sentinel Community Bank and subsidiary. This information presents selected financial information based upon historical financial statements of both parties. These unaudited statements present information under the pooling-of-interests accounting method and reflect the merger occurring at the beginning of the period indicated or on December 31, 1999. There were no material pro forma adjustments. These statements are for illustrative purposes only and do not indicate the results of operations, or financial position that would have occurred if the merger had been in effect as of the dates or for the periods indicated or that may occur in the future.

                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999


                                                                                                   Pro Forma
(Dollars in thousands)                            Western           Sentinel                      Consolidated
                                                  Sierra           Community      Adjustments     Balance Sheet
                                                 --------          ---------      -----------     -------------
ASSETS
Cash and due from banks                          $  15,738          $   5,262                       $  21,000
Federal funds sold                                   6,075                                              6,075
Loans held for sale                                    964                                                964
Interest-bearing deposits in banks                     198                693                             891
Investment securities:
  Available-for-sale                                44,071             11,418                          55,489
  Held-to-maturity                                   2,268             11,937                          14,205
  Trading securities                                   175                                                175
                                                 ---------          ---------                       ---------
      Total investments                             46,514             23,355                          69,869

Loans and leases:
  Commercial                                        29,174                                             29,174
  Real estate                                      126,294             53,105                         179,399
  Real estate construction                          36,012              5,746                          41,758
  Lease financing                                    1,763                                              1,763
  Agricultural                                      15,370                                             15,370
  Consumer                                           5,315              2,365                           7,680
                                                 ---------          ---------                       ---------
      Total loans                                  213,928             61,216                         275,144
  Deferred fees and costs, net                        (515)              (273)                           (788)
  Allowance for loan and lease losses               (2,886)              (908)                         (3,794)
                                                 ---------          ---------                       ---------
      Net loans                                    210,527             60,035                         270,562

Other real estate                                      715                                                715
Bank premises and equipment, net                     8,871              1,100                           9,971
Accrued interest receivable and other assets         9,658              2,178                          11,836
                                                 ---------          ---------                       ---------
                                                 $ 299,260          $  92,623                       $ 391,883
                                                 =========          =========                       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                            $  63,865          $   7,729                       $  71,594
  Interest-bearing                                 201,552             70,038                         271,590
                                                 ---------          ---------                       ---------
      Total deposits                               265,417             77,767                         343,184

Other borrowings                                     6,300              9,000                          15,300
Accrued interest payable and other liabilities       2,038                446                           2,484
                                                 ---------          ---------                       ---------
      Total liabilities                            273,755             87,213                         360,968

Shareholders' equity:
  Common stock                                      15,911              2,901                          18,812
  Retained earnings                                 11,534              2,807                          14,341
  Unearned ESOP shares                                (300)                                              (300)
  Unrealized gains on available-for-sale
     investment securities, net of taxes            (1,640)              (298)                         (1,938)
                                                 ---------          ---------                       ---------
      Total shareholders' equity                    25,505              5,410                          30,915
                                                 ---------          ---------                       ---------
                                                 $ 299,260          $  92,623                       $ 391,883
                                                 =========          =========                       =========

                  UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME


                                                      For the Year Ended December 31, 1999
                                               ------------------------------------------------------
(Dollars in thousands                          Western       Sentinel                      Pro Forma
except per share amounts)                      Sierra        Community    Adjustments    Consolidated
                                               -------       ---------    -----------    ------------
Interest income
  Interest and fees on loans and leases        $17,551       $ 5,296                     $22,847
  Interest on deposits in banks                    114            98                         212
  Interest on investment securities              3,023         1,483                       4,506
  Interest on federal funds sold                   826           117                         943
                                               -------       -------                     -------
      Total interest income                     21,514         6,994                      28,508

Interest expense on deposits                     7,589         2,802                      10,391
Interest expense on short-term borrowings          138           329                         467
                                               -------       -------                     -------
      Total interest expense                     7,727         3,131                      10,858

           Net interest income                  13,787         3,863                      17,650

Provision for loan and lease losses                540           380                         920

      Net interest income after provision
        for loan and lease losses               13,247         3,483                      16,730

Noninterest income:
  Service charges and fees                       1,186           437                       1,623
  Gain on sale of loans                          1,214                                     1,214
  Other                                            703            40                         743
                                               -------       -------                     -------
      Total noninterest income                   3,103           477                       3,580

Other expenses:
  Salaries and employee benefits                 6,089         1,701                       7,790
  Occupancy                                        877           286                       1,163
  Equipment                                      1,044           194                       1,238
  Other                                          4,120         1,090                       5,210
                                               -------       -------                     -------
      Total other expenses                      12,130         3,271                      15,401

      Income before income taxes                 4,220           689                       4,909

Income taxes                                     1,415           186                       1,601
                                               -------       -------                     -------
      Net income                               $ 2,805       $   503                     $ 3,308
                                               =======       =======                     =======
Basic earnings per share                       $  1.12       $  1.04                     $  1.03

Weighted average shares of common stock      2,500,976       482,545                   3,220,451(1)

Diluted earnings per share                     $  1.09       $  1.00                     $  1.00

Weighted average shares of common stock
 and common stock equivalents                2,575,694       502,023                   3,324,210(1)

----------
(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity were determined by adding the weighted average shares for Sentinel Community before the combination multiplied by the conversion rate of 1.4910 to the weighted average shares Western Sierra before the combination.

                  UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME


                                                      For the Year Ended December 31, 1998
(Dollars in thousands                         ---------------------------------------------------------
except per share amounts)                     Western        Sentinel                   Pro Forma
                                               Sierra        Community   Adjustments   Consolidated
                                              -------        ---------   -----------   ------------
Interest income
  Interest and fees on loans and leases        $15,944       $ 4,563                    $20,507
  Interest on deposits in banks                    286           312                        598
  Interest on investment securities              2,749         1,831                      4,580
  Interest on federal funds sold                 1,030           138                      1,168
                                               -------       -------                    -------
      Total interest income                     20,009         6,844                     26,853

Interest expense on deposits                     7,870         2,813                     10,683
Interest expense on short-term borrowings            1           310                        311
                                               -------       -------                    -------
      Total interest expense                     7,871         3,123                     10,994

           Net interest income                  12,138         3,721                     15,859

Provision for loan and lease losses                775           235                      1,010

      Net interest income after provision
        for loan and lease losses               11,363         3,486                     14,849

Noninterest income:
  Service charges and fees                       1,272           371                      1,643
  Gain on sale of loans                          1,839                                    1,839
  Gain on sale of investment securities              8                                        8
  Other                                            641           153                        794
                                               -------       -------                    -------
      Total noninterest income                   3,760           524                      4,284

Other expenses:
  Salaries and employee benefits                 6,423         1,613                      8,036
  Occupancy                                        812           227                      1,039
  Equipment                                      1,140           155                      1,295
  Other                                          5,128         1,058                      6,186
                                               -------       -------                    -------
      Total other expenses                      13,503         3,053                     16,556

      Income before income taxes                 1,620           957                      2,577

Income taxes                                       519           356                        875
                                               -------       -------                    -------
      Net income                               $ 1,101       $   601                    $ 1,702
                                               =======       =======                    =======
Basic earnings per share                       $  0.46       $  1.27                    $  0.55

Weighted average shares of common stock      2,368,415       473,216                  3,073,980(1)

Diluted earnings per share                       $0.44         $1.26                      $0.53

Weighted average shares of common stock
 and common stock equivalents                2,491,308       478,277                  3,204,419(1)

----------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity were determined by adding the weighted average shares for Sentinel Community before the combination multiplied by the conversion rate of 1.4910 to the weighted average shares Western Sierra before the combination.

                 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

                                                        For the Year Ended December 31, 1997
                                               --------------------------------------------------------------
(Dollars in Thousands                          Western       Sentinel                        Pro Forma
except per share amounts)                      Sierra       Community       Adjustments     Consolidated
                                               -------       ---------      -----------     ------------
Interest income
  Interest and fees on loans and leases        $15,793       $ 3,973                         $19,766
  Interest on deposits in banks                    233           518                             751
  Interest on investment securities              2,103           912                           3,015
  Interest on federal funds sold                   756           229                             985
                                               -------       -------                         -------
      Total interest income                     18,885         5,632                          24,517

Interest expense on deposits                     7,275         2,579                           9,854
Interest expense on short-term borrowings            2                                             2
                                               -------       -------                         -------
      Total interest expense                     7,277         2,579                           9,856

      Net interest income                       11,608         3,053                          14,661

Provision for loan and lease losses              1,070           173                           1,243

      Net interest income after provision
        for loan and lease losses               10,538         2,880                          13,418

Noninterest income:
  Service charges and fees                       1,265           252                           1,517
  Gain on sale of loans                          1,104                                         1,104
  Gain on sale of investment securities              8                                             8
  Other                                            630           225                             855
                                               -------       -------                         -------
      Total noninterest income                   3,007           477                           3,484

Other expenses:
  Salaries and employee benefits                 5,422         1,416                           6,838
  Occupancy                                        790           181                             971
  Equipment                                        841           130                             971
  Settlement and related legal expenses                        1,099                           1,099
  Other                                          3,392         1,076                           4,468
                                               -------       -------                         -------
      Total other expenses                      10,445         3,902                          14,347

      Income (loss) before income taxes          3,100          (545)                          2,555

Income taxes (benefit)                           1,149          (225)                            924
                                               -------       -------                         -------

      Net income (loss)                        $ 1,951       $  (320)                        $ 1,631
                                               =======       =======                         =======


Basic earnings per share                       $  0.85       $  (.68)                        $  0.55

Weighted average shares of common stock      2,285,445       470,192                       2,986,501(1)

Diluted earnings (loss) per share              $  0.82       $  (.68)                        $  0.53

Weighted average shares of common stock
 and common stock equivalents                2,389,897       470,192                       3,090,953(1)

------------
(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity were determined by adding the weighted average shares for Sentinel Community before the combination multiplied by the conversion rate of 1.4910 to the weighted average shares Western Sierra before the combination.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             WESTERN SIERRA BANCORP




July 27, 2000                                By: /s/ Gary D. Gall
                                                 -------------------------------
                                                 Gary D. Gall
                                                 President & Principal Executive
                                                 Officer